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                               EXHIBIT INDEX

4.39      Form of Guarantor(SM) Withdrawal Benefit (form 273567-NYE).

4.40      Form of Guarantor(SM) Withdrawal Benefit (form 272875-NYE).

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for RiverSource Endeavor Select(SM) Variable Annuity.

10.2 Consent of Independent Auditors for RiverSource Innovations(SM) Select Variable Annuity.